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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 11, 2006
                                                         ---------------


                              INTERMOST CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wyoming                          0-30430                     87-0418721
---------------                ------------------           -------------------
(State or other                  (Commission                 (IRS Employer
 jurisdiction of incorporation)   file number)           Identification Number)


            31st Floor, 3B31-23 Guomao Building 005 Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
            -----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                              011-86 755 8221-0238
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
         ---------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The board (the "Board") of the directors (the "Directors") of Intermost Corporation (the "Company") announces that Mr. Andy Lin resigned as the Chief executive officer of the Company due to the recent development of the Company with effect from Aug. 8, 2006.

Due to the recent development and restructuring of the Company, Mr. Lin will concentrate on his Chief Financial Officer and Company Secretary responsibilities for all the Rules Governing the listing of securities and all reports filing under the requirements of the Securities Exchange Act of 1934.

In replacement, the Board is pleased to announce that Mr. Deng Xiang Xiong, who is also an executive Director of the Company, has been appointed as acting Chief Executive Officer of the Company with effect from Aug. 8, 2006.

The Board would like to take this opportunity to express its appreciation for Mr. Lin valuable contribution to the Company during his term of services as Chief Executive Officer.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               INTERMOST CORPORATION

Dated: August 11, 2006
                               By: /s/ Andy Lin
                                  ------------------
                                   Andy Lin
                                   President